UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

eBay Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65620-P29917 EBAY INC. 2025 Annual Meeting Vote by June 24, 2025 11:59 PM ET You invested in EBAY INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 25, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 11, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2025 HAMILTON AVENUE SAN JOSE, CA 95125 Vote Virtually at the Meeting* June 25, 2025 8:00 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/EBAY2025

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65621-P29917 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Proposal 1 - Election of 11 director nominees named in the proxy statement. Nominees: 1a. Adriane M. Brown For 1b. Aparna Chennapragada For 1c. Logan D. Green For 1d. E. Carol Hayles For 1e. Jamie Iannone For 1f. Shripriya Mahesh For 1g. William D. Nash For 1h. Paul S. Pressler For 1i. Zane Rowe For 1j. Mohak Shroff For 1k. Perry M. Traquina For 2. Proposal 2 - Ratification of appointment of independent auditors. For 3. Proposal 3 - Advisory vote to approve named executive officer compensation. For 4. Proposal 4 - Approval of the Amendment and Restatement of the eBay Equity Incentive Award Plan. For 5. Stockholder Proposal 5 - Special stockholder meeting threshold, if properly presented. Against 6. Stockholder Proposal 6 - Director resignation policy, if properly presented. Against 7. Stockholder Proposal 7 - Transfer agent disclosures, if properly presented. Against NOTE: Such other business as may properly come before the meeting or any continuation or adjournment thereof.